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                                REPUBLIC OF VENEZUELA
                    MINISTRY OF TRANSPORTATION AND COMMUNICATIONS
                        NATIONAL TELECOMMUNICATIONS COMMISSION
                                      (CONATEL)

C-RPT-008

                                                       Caracas, March 28, 1996
                                                   Years 185 DEG. and 136 DEG.

By request of the President of the Republic of Venezuela, in conformity with that established in Article 33, fragment 13 of the Organic Law of Central Administration, in concordance with Article 1 of the Telecommunications Law and
Article 4 of the Regulation on the Operation of Private Telecommunications Networks, this Firm:

                                    RESOLVES:

To authorize this CONCESSION TITLE NO. RPT-C-024 to the Corporation Charter Communications International de Venezuela, C.A., inscribed in the Fifth Mercantile Registrar of the Judicial Circumscription of the Federal District and State of Miranda, under No. 16, Tome 10-A-Qto., dated the 20th day of November of 1995, to install, maintain, administer, operate and commercially exploit a PRIVATE TELECOMMUNICATIONS NETWORK with the objective of rendering non-exchangeable, point to point and point to multi-point services for the transportation of voice signals, text, video or data, integrated or not integrated, under the terms and conditions established by the Concession Contract that will be subscribed with the Republic of Venezuela and this Corporation. The duration of this Contract will be ten (10) years.

Notify interested party
Through the Delegation of the Minister:

                                JOSE SORIANO SANCHEZ
                                  GENERAL DIRECTOR
                       NATIONAL TELECOMMUNICATIONS COMMISSION
                                     (CONATEL)


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Between the Republic of Venezuela, by instrument of the Ministry of
Transportation and Communications, through the National Telecommunications Commission (COMISION NACIONAL DE TELECOMUNICACIONES [CONATEL]), created by Decree No. 1.826 dated September 5, 1991, published in the Official Gazette of the Republic of Venezuela No. 34.801 dated September 18, 1991, represented in this contract by the General Director JOSE SORIANO SANCHEZ, Identity Credential No. 941.597, according to Resolution No. 376, dated November 23, 1994, emanated from the Ministry of Transportation and Communications, and published in the Official Gazette of the Republic of Venezuela No. 35.597, dated November 28, 1994, which duly acts by the attribution conferred by Article 7 of stated Decree No. 1.826, in concordance with point "a" of Article 2 of the Resolution aforementioned, hereinafter denominated the REPUBLIC, on one hand, and on behalf of the Corporation CHARTER COMMUNICATIONS INTERNATIONAL DE VENEZUELA, C.A., inscribed in the Fifth Mercantile Registrar of the Judicial Circumscription of the Federal District and State of Miranda, under No. 16, Tome 10-A-Qto., dated the 20th day of November of 1995, hereinafter denominated LICENSEE represented in this contract by the North American citizens ROAN L. SCRAPER and Z. A. HAKIM, holders of passports numbers, H336928 and H7595893, respectively, acting as President and Vice President of the LICENSEE, as established in Article 13 of the Corporation s By-Laws, both parties have agreed to celebrate this concession contract which is to be governed by the clauses set forth in continuation:

                                    CHAPTER I
                            OBJECTIVE OF THE CONTRACT

CLAUSE I:  OBJECTIVE

The objective of this contract consists of establishing the terms and conditions under which the LICENSEE should exploit the activities inherent to the concession authorized by Administrative Title NO. RPT-C-024, dated March 28, 1996, for the installation, maintenance, administration, operation and commercial exploitation of a private telecommunications network (PTN) with the objective of executing non-exchangeable services, point to point and point to multi-point, of transportation signals for voice, text, image, video or data, integrated or not integrated.

These services will be operated by the LICENSEE in accordance with the Telecommunications Law, the Regulation on the Operation of Private Telecommunications Networks and other applicable standard instruments.

CLAUSE 2:  AMPLIFICATIONS AND MODIFICATIONS TO THE NETWORK

Any amplification or modification to the project described in Exhibit "A" should be previously approved by CONATEL. The modifications authorized will form an integral part of this Contract.

Without affecting the previous paragraph, the LICENSEE may incorporate new clients or users to its private network without previous authorization by CONATEL.



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                                    CHAPTER II
                        DOCUMENTS INTEGRATING THE CONTRACT

CLAUSE 3:  DOCUMENTS

The attached exhibits form an integral part of this Contract:

EXHIBIT "A" Technical-Economic Project of the Private Telecommunications Network presented by the LICENSEE, in accordance with the requisites required by CONATEL.

OTHER EXHIBITS: Modifications to this Project authorized by CONATEL made after the date this Contract is signed will be denominated Exhibits and be designated a corresponding letter.

                                   CHAPTER III
                             DURATION OF THE CONTRACT

CLAUSE 4:  DURATION

The duration of this Contract will be ten (10) years, beginning as of the date the ADMINISTRATIVE CONCESSION TITLE was granted, unless the concession is terminated under the conditions established in this Contract.

CLAUSE 5:  EXTENSION

This Contract will terminate upon completion of the period stipulated in clause
4. However, it can be extended for an additional term of ten (10) years if the LICENSEE issues a written request at least one (1) year prior to the established termination of the fixed term and if CONATEL accords such after considering national public interest and provided that the LICENSEE has duly complied with the clauses set forth in this Contract. In any case, both parties may always agree to a new concession contract, subject to applicable legal requirements.


                                    CHAPTER IV
                           OBLIGATIONS OF THE LICENSEE

CLAUSE 6:  EXECUTION OF SERVICES

The LICENSEE will be obligated to render the services described and that constitute the object of this Contract in a continuous, regular, uniform and efficient form, in conformity with the terms established in this Contract, the obligations imposed by law, regulations and other administrative dispositions, as well as the respective technical standards and international agreements subscribed and ratified by the REPUBLIC. In addition, the LICENSEE will only render services provided in this concession to those subscribers or clients that hold their service contracts with the LICENSEE.

CONATEL in turn will treat the LICENSEE in the same manner as those other licensees of the Private Telecommunications Network.


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CLAUSE 7:  INTERRUPTION AND SUSPENSION OF SERVICES

Solely upon authorization of CONATEL will services provided in this concession be partially or totally interrupted. Notwithstanding, the LICENSEE may suspend service temporally when necessary for the purpose of installation, repair or change of equipment, upon notification and presentation of a notice to CONATEL and its express acceptance. In case the services are interrupted by unknown or natural causes, the LICENSEE shall notify CONATEL and present a report of the unknown or natural cause that has caused the interruption of service within a period of forty-eight (48) hours after the interruption.

CLAUSE 8:  INVOICING

Client invoices should separately reflect each charge for each service, showing the type of service and relevant details of each charge.

CLAUSE 9:  SYSTEM OF MEASUREMENT AND QUALITY CONTROL

The LICENSEE shall use only high precision and reliable measurement equipment for the purposes of invoicing and quality control of services. This equipment will be reviewed and inspected by the proper authorities.

CLAUSE 10:  APPLICABLE LEGISLATION AND SPECIAL TAXES PAYABLE

The LICENSEE shall respect and comply with the juridical dispositions applicable, especially the Telecommunications Law and its regulations, as well as the technical norms that have been stipulated by applicable authorities.

The LICENSEE will be subject to the payment of taxes established by the Telecommunications Law. Taxes will be an amount equivalent to five percent (5%) of gross invoicing of all services indicated in clause 1. Tax payments will be made annually within the first two (2) months following December 31 of the prior year.

CLAUSE 11:  RIGHT OF CONCESSION

As a sole pecuniary contribution for the concession of the services indicated in clause 1, the LICENSEE will pay CONATEL on a annual basis the equivalent of one half of one per cent (0.5%) of gross invoicing of such services.

This payment will be made quarterly within the first thirty (30) days of each quarter of the calendar year and will be calculated on the base of gross invoicing pertaining to the prior quarter. In the first quarter of each calendar year, an adjustment will be made to the amount paid by the LICENSEE during the previous year and a complementary payment or a corresponding reimbursement will be made.

CLAUSE 12:  INFORMATION

The LICENSEE will present a report containing the following information every six months:


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a)  List of subscribers during the period.

b) Updated map of channel or circuit routing and an updated map of subscribers, therein indicating the assigned capacities and their uses.

c)  Updated block diagrams of LICENSEE network configuration.

d)  Updated map of LICENSEE network frequencies.

e) In cases where the LICENSEE's private network is utilized to interconnect its subscribers private telephone lines, the routing plans for each line shall be provided to CONATEL.

The LICENSEE will provide CONATEL with audited financial statements within two
(2) months after each year ended December 31.

The LICENSEE will annually certify CONATEL of the compliance of its subscribers with the prohibition of traffic flow to, or directed to, a basic telecommunications network.

At any time, CONATEL may request from LICENSEE additional information that it estimates necessary or convenient to exercise its authority of inspection or surveillance.

Noncompliance with dispositions set forth in this clause will be sanctioned in conformity with that established in clause 26 of this Contract.

CLAUSE 13:  CONTRACTS WITH CORRESPONDENT FOREIGN
          TELECOMMUNICATIONS COMPANIES

CONATEL will establish the policies that the LICENSEE shall follow in the contracts that it establishes with correspondent foreign telecommunications companies. The LICENSEE shall present these contracts to CONATEL, who will make necessary modifications to adapt these to the policies established.

CLAUSE 14:  ACQUISITION OF EQUIPMENT

The LICENSEE may not impose conditions of exclusivity on its providers of goods or services to the detriment of competition, unless the goods or services are patented to LICENSEE.


CLAUSE 15:  PLAN OR DIAGRAM OF ROUTING AND INTERCONNECTION

Within the three (3) months following the granting of this concession, the LICENSEE will present CONATEL with a routing plan for channels or circuits and interconnection plan between its subscribers. Within the thirty (30) days following its presentation, CONATEL will approve each plan as presented, or indicate the modifications that in its opinion should be made to each to make it compatible to the policy established and the applicable regulations.

CLAUSE 16:  INITIATION OF OPERATIONS


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The LICENSEE is obligated to notify CONATEL of the conclusion of the installation of the Private Telecommunications Network. CONATEL will order on inspection and, as per the results, will authorize the initiation of operations.

CLAUSE 17:  TRANSFER OF THE CONCESSION

The LICENSEE may not yield or transfer the concession, in whole or in part.   It
may neither yield or transfer the rights or obligations derived from the Administrative Concession Title without previous authorization from CONATEL.
The LICENSEE or its stockholders may not yield stock, financial or managerial control of the LICENSEE, in whole or in part, without previous authorization from CONATEL.

CLAUSE 18:  CONTROL OF THE CONCESSION

No individual or company that directly or indirectly exercises stock, financial or managerial control of the LICENSEE can directly or indirectly associate or come to an agreement of any nature with any other licensee of the Private Telecommunications Network, when as a result of such, restrictive effects on free competition are generated or such produces a situation of market dominance.

CLAUSE 19:  PROHIBITION OF DISLOYAL COMPETITION

The LICENSEE will not apply practices that impede or restrict free competition. It may not associate or come to an agreement of any nature with another licensee for the execution of services herein granted, when as a result of such, restrictive effects on free competition are generated or such produces a situation of market dominance.

CLAUSE 20:  RADIO STATIONS

The LICENSEE can only operate or connect to its network radio stations that possess the corresponding operations permit, in accordance with the Regulation of Radiocommunication and other applicable dispositions.

                                      CHAPTER V
                                   LICENSEE RIGHTS

CLAUSE 21:  TARIFFS

The LICENSEE will pay, invoice and receive the amounts corresponding to the tariffs for the services it renders. The tariffs for the services offered by the LICENSEE should be within a maximum and minimum limit established by the REPUBLIC, without applying discounts for volume, refunds or any other measure set by the tariffs under the minimum limit established by the REPUBLIC. All tariffs must be published by the LICENSEE and all replacement tariffs should also be previously established by the REPUBLIC. Therefore, a replacement tariff is understood to be all tariffs that modify the maximum or minimum limit.


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                                  CHAPTER VI
                        JURISDICTION OF THE REPUBLIC

CLAUSE 22:  POWER OF TARIFF

The REPUBLIC, as an instrument of CONATEL, will establish the maximum and minimum tariff limits for the LICENSEE.

CLAUSE 23:  PROGRAMS FOR EMERGENCY SITUATIONS

The REPUBLIC in coordination with the LICENSEE will maintain an action plan and update it periodically. Such will permit a guarantee of a defense of national interest and security in the case of emergencies or commotions that could interrupt the peace of the REPUBLIC or grave circumstances that affect social or economic life. During this period, the LICENSEE's rights, in relation to the present concession, will be reduced as necessary for the functions of national defense or supervision, directly or indirectly, by the REPUBLIC. The time limits related to the plans foreseen in this Contract will be subjected to an adequate extension, relative to the mentioned period.

While emergency situations persist as explained in the previous paragraph, the REPUBLIC will have the right to substitute the LICENSEE and take possession and make temporary use of LICENSEE property, equipment and installations with the obligations of reinstituting such upon the end of the causes giving rise to such emergency. The property, equipment and installations will be returned to the LICENSEE in the same state received, less normal use and deterioration.

The LICENSEE will have the right to compensation for damage and injury as a direct consequence of such substitution which is imputable to the REPUBLIC.

CLAUSE 24:  INSPECTION AND SURVEILLANCE

The REPUBLIC, as an instrument of CONATEL, will exercise the inspection and surveillance of LICENSEE activities with the objective of assuring continuous and efficient execution of services and compliance of enforced juridical and technical standards, as well as all the obligations that this Contract imposes on the LICENSEE.

In accordance with this clause, CONATEL officials may inspect LICENSEE equipment and installations, as well as its accounting, and may request information necessary for the surveillance of LICENSEE, which is required to facilitate the functions of these officials.

CLAUSE 25:  REGULATING ENTITY

In case present legislation is modified to transfer to another regulatory entity various duties of CONATEL, all legislation referred to in this contract will duly transfer to the regulating entity.


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                                   CHAPTER VII
                           INFRINGEMENTS AND SANCTIONS

CLAUSE 26:  INFRINGEMENTS

In addition to the sanctions foreseen by the Law, the REPUBLIC may initiate a procedure to sanction the LICENSEE when it:

a) Cedes or transfers in whole or in part the concession, for whatever reason or in whatever form, enters into any type of association with third parties that transfers the commitment to comply with the concession or the control of the LICENSEE or the obligations imposed by the concession, or that modifies LICENSEE'stock, financial or managerial control, without previous authorization from CONATEL, in accordance with clause 17 of this document.

b)  Engages in acts that infringe clauses 12, 18, 19 and 20 of this Contract.

c) Interrupts total or partial execution of services, with the exception of those causes foreseen in clause 7 of this document.

d) Installs, operates or connects to its network equipment that does not comply with applicable technical norms or for which the LICENSEE does not have permission to employ.

e) Renders telecommunication services that are not included in this Contract without having obtained the appropriate administrative permit.

f) Makes use of commercial practices that signify a violation of the tariff limits established by CONATEL.

g) Fails to abide by the prohibitions of connection or interconnectivity foreseen in article 5 of the Regulation on the Operation of Private Telecommunications Networks.

h) Becomes delinquent on the payment of a contribution or evades the payment of applicable taxes, in conformity with clauses 8 and 9, respectively, of this Contract.

i)  Impedes or prevents inspections authorized by CONATEL.

j) Declares or is declared in a state of liquidation, insolvency or bankruptcy.

k) Does not present in an opportune manner, or does not comply with the plan or diagram for routing of channels and interconnection referred to in clause 15 of this Contract.

l)  Engages in any other act not in compliance with this Contract.

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CLAUSE 27:  SANCTIONS

In accordance with graveness of the fault, and without affecting the applicable laws and regulations, CONATEL may impose on the LICENSEE'some of following sanctions:

a) Public admonition in two (2) national newspapers, whose costs are payable by the LICENSEE. Assignment during a period of one (1) year of two (2) infringements sanctioned with public admonition will impose the penalty contemplated in paragraph b) of this clause.

b) Penalty up to a maximum equivalent to five percent (5%) of gross invoicing of LICENSEE produced during the calendar year prior to the corresponding last audited financial statements and in conformity with the results of such.

c) Revocation of the concession and consequently termination of this Contract, in conformity with clause 28 of this document.

CLAUSE 28:  REVOCATION

The following are cause for revocation of the concession and termination of the contract:

a) Situations contemplated in points a, c, e, f, g, k, and l of clause 26. The delay of the contribution foreseen in clause 10 and the fines established in clause 27 must be greater than six (6) months to constitute cause for revocation.

b) Interruption, total or partial, of services as established in clause 7, when resulting from causes imputable to the LICENSEE which are not corrected within a term conceded by CONATEL.

c) Noncompliance with Article 5 of the Regulation of the Operation of Private Telecommunications Networks.

CLAUSE 29:  FINES AND ADMONITIONS

Situations contemplated in clause 26 that are not included in clause 28 will incur fines and admonitions in conformity that indicated in clause 27, according to the graveness of each error.

CLAUSE 30:  ADMINISTRATIVE PROCEDURE

Substantiation, application and review of sanctions are subject to the stipulations of articles 47 and following of the Charter Law of Administrative Procedures, as modified by the second paragraph of clause 32 of this Contract.


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                                  CHAPTER VIII
                                  TERMINATION

CLAUSE 31:  NORMAL TERMINATION

This Contract will terminate upon completion of the term stipulated in clause 4 and 5 of this document.

CLAUSE 32:  TERMINATION DUE TO INCOMPLIANCE

This Contract will end prematurely in case of grave incompliance by the LICENSEE, in accordance with the qualification provided by CONATEL, in conformity with clause 28 of this contract.

If CONATEL considers that one of the points in clause 28 has occurred, it will notify the LICENSEE in writing indicating the circumstances and reasons for its decision. Within the forty five (45) days following reception of the notice from CONATEL, the LICENSEE will respond, also in writing, and will set forth its arguments for defense. It is understood that if the LICENSEE does not respond in an opportune manner, the LICENSEE agrees with the accusations made by CONATEL. Upon receipt of LICENSEE's response, and once the initial forty five day period has expired, and if CONATEL has not responded, CONATEL will have another forty five days to adapt and communicate its definitive decision to the LICENSEE. Should the decision be to rescind the Contract, it shall become effective immediately based on CONATEL's decision and the LICENSEE will only be able to question the termination of the contract via administrative or judicial means.

CLAUSE 33:  NULLITY

This Contract will end prematurely if it is declared null in its totality via judicial court. In case of partial nullity, the rest of the Contract will continue in effect in accordance with the terms established therein. In any case, CONATEL and the LICENSEE will put forth their best efforts to review the Contract together.

CLAUSE 34:  SETTLEMENT

Once the Administrative Concession Title and this Contract are terminated, nothing will be owed to either party, with the exception of payments outstanding from the execution of the Contract and without affecting the stipulations of clauses 32 and 35 of this Contract.

CLAUSE 35:  PENAL CLAUSE

If termination results from that stipulated in clause 32, the LICENSEE,will be obligated to pay the REPUBLIC an indemnity from damages and fines caused which is an amount equivalent to five percent (5%) of gross income obtained by the LICENSEE during the fiscal year to which the last audited financial statements correspond and in conformity to their results. The LICENSEE will pay this indemnity within thirty (30) days following notification on behalf of the REPUBLIC.


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CLAUSE 36:  INDEMNITY DUE FOR PREMATURE TERMINATION

If the termination results from causes imputable to the REPUBLIC, the REPUBLIC shall pay the LICENSEE an amount which covers the damages and injury having been demonstrated as a direct consequence of the premature termination.

CLAUSE 37:  REVERSION

Once the Administrative Concession Title and this Contract are terminated for whatever reason, all real estate, equipment, construction and installations destined for the execution of the services conceded may become property of the REPUBLIC. The REPUBLIC will pay the LICENSEE the value determined by an independent and expert appraiser, elected by mutual agreement. The amount determined will be paid to the LICENSEE within one (1) year as of the date of the aforementioned decision.

                                      CHAPTER IX
                          SYSTEM FOR PROTECTING SUBSCRIBERS

CLAUSE 38:  CLAIMS

The LICENSEE'shall establish an efficient mechanism for taking in subscriber claims and the repair of system failures. The LICENSEE will inform CONATEL on a quarterly basis of the number of claims and the results of repairs, as well as the authorization of compensation to subscribers as a result of service interruption.

CLAUSE 39: RESPONSIBILITY TO SUBSCRIBERS

The LICENSEE will be solely responsible to its subscribers for services rendered through its network. CONATEL is exempt from all responsibility.

CLAUSE 40:  PRINCIPLE OF EQUAL TREATMENT

In those cases where CONATEL determines that the LICENSEE offers its services on a non-competitive basis, CONATEL will obligate the LICENSEE to render such services on a just and reasonable basis, authorizing the same treatment to all its subscribers in like situations and under a tariff regime controlled by CONATEL.

CLAUSE 41:  INVIOLABILITY

The LICENSEE will adopt, in accordance with applicable legislation and available technology, measures conducive to preserve the inviolability of all communication traffic through its system, and in no case will it authorize the divulgence of the contents of such communications without consent of those interested or order by competent authority.


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CLAUSE 42:  SERVICE CONTRACTS

Upon completion of the approval of the conditions for executing services, the LICENSEE will submit to CONATEL the respective model service contracts and their modifications within a period indicated by CONATEL.

CLAUSE 43:  COMPENSATION TO THE CLIENT OR SUBSCRIBER

When services are interrupted for causes imputable to the LICENSEE for more than seventy two (72) consecutive hours, after having been reported, the LICENSEE will compensate the subscriber. This compensation will be proportional to the duration of the interruption based on a prior month's invoicing, whose service has not been interrupted. In all cases, the LICENSEE is obligated to reestablish service to the subscriber as quickly as possible.

CLAUSE 44:  SUSPENSION OF SERVICE

The LICENSEE can only suspend service in conformity with that stipulated in this Contract and the corresponding service contract.

                                    CHAPTER X
                             GUARANTEE OF COMPLIANCE

CLAUSE 45:  GUARANTEE OF RELIABLE COMPLIANCE

To guarantee the reliable, exact and opportune compliance of the obligations the LICENSEE is assuming, the LICENSEE'shall file a bond for an amount equivalent to 1% of the investment in the project within the sixty (60) days following the date this Contract is signed. The bond should be granted by a banking institution or an insurance company, legally established within the country, of solvent recognition and satisfactory to the REPUBLIC and in conformity with the model prepared by the REPUBLIC as an instrument of CONATEL. In case such cannot be provided, a real guarantee of twice the amount stipulated will be provided. All guarantees of amounts stipulated will be effective throughout the life of this Contract.

The guarantees shall expressly respect the right of the REPUBLIC to realize payments and measures necessary to maintain such current should the LICENSEE not do so. The LICENSEE is liable for such payments made by the REPUBLIC in accordance herewith.

                                    CHAPTER XI
                                FINAL DISPOSITIONS

CLAUSE 46:  JURISDICTION AND APPLICABLE LEGISLATION

Disputes and controversies that cannot be resolved amicably by both parties will be submitted to the courts of the country of Venezuela in conformity with its laws. For no reason will foreign governments become involved in any claims.


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CLAUSE 47:  SPECIAL DOMICILE

For all purposes of this Contract, both parties elect as their special domicile the city of Caracas where both parties will be heard. Effective this _________ day of the month of _____________ of Nineteen Hundred Ninety _______ (199_).



          For the LICENSEE                           For CONATEL

- ------------------------------------   ---------------------------------------
                                                 JOSE SORIANO SANCHEZ
                                                   General Director
                                       Comision Nacional de Telecomunicaciones
                                                       (CONATEL)






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